                                                                    Exhibit 5.1

                        [Letterhead of McKee Nelson LLP]

June 28, 2005

American Honda Receivables Corp.
20800 Madrona Ave.
Torrance, California 90503

Ladies and Gentlemen:

We have acted as special counsel to American Honda Receivables Corp. (the
"Company"), in connection with a registration statement on Form S-3 with the registration number 333-125676 (the "Registration Statement") relating to the proposed offering from time to time by one or more trusts in one or more series
(each, a "Series") of Asset Backed Certificates (the "Certificates") and Asset
Backed Notes (the "Notes," and, together with the Certificates, the
"Securities"). The Registration Statement has been filed with the Securities and
Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). As set forth in the Registration Statement, each Series of
Securities will be issued under and pursuant to the conditions of a separate trust agreement, sale and servicing agreement, pooling and servicing agreement and/or indenture (each, an "Agreement") among the Company, an indenture trustee
(the "Indenture Trustee"), an owner trustee (the "Owner Trustee") and one or more other entities, each to be identified in the prospectus supplement for such
Series of Securities. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Statement.

As such counsel, we have examined copies of the Certificate of Incorporation and
By-Laws of the Company, the Registration Statement, the base prospectus (the
"Prospectus") and each form of prospectus supplement (collectively, the
"Prospectus Supplements") included therein, the form of each Agreement, and originals or copies of such other corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents and have made such examinations of law, as we have deemed necessary to form the basis for the opinions hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various matters material to the opinions set forth below, we have relied upon the representations and warranties in the form of Agreements and statements and certificates of officers and representatives of the Company and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that:

1. When the issuance, execution and delivery of each Series of Notes have been authorized by all necessary corporate action of the Company in accordance with the provisions of the related Agreement or Agreements, and when such Notes have been duly executed and delivered, authenticated by the Indenture Trustee and sold as described in the Registration Statement, assuming that the terms of such
Notes are otherwise in compliance with applicable law at such time, such Notes will constitute valid and binding obligations of the issuer thereof in accordance with their terms and the terms of such Agreement or Agreements. This opinion is subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors'
rights generally and court decisions with respect thereto and we express no opinion with respect to the application of equitable principles or remedies in any proceeding, whether at law or in equity.

2. When the issuance, execution and delivery of each Series of Certificates have been authorized by all necessary corporate action of the Company in accordance with the provisions of the related Agreement or Agreements, and when such
Certificates have been duly executed and delivered, authenticated by the Owner
Trustee and sold as described in the Registration Statement, assuming that the terms of such Certificates are otherwise in compliance with applicable law at such time, such Certificates will be legally issued, fully paid and non-assessable.

3. The statements set forth in each Prospectus under the caption "Material
Income Tax Consequences" to the extent they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

To the extent that paragraph 3 above expressly states our opinion, or states that our opinion will be provided as to any series of Securities, we hereby confirm and adopt such opinion herein as such opinion may be supplemented as described in the related prospectus supplement. Please note that this paragraph applies only to those series of Securities for which our firm is named as counsel to the Company in the related prospectus supplement.

Our opinion in paragraph 3 above is based upon our interpretations of current law, including court authority and existing final and temporary treasury regulations, which are subject to change both prospectively and retroactively, and upon the facts and assumptions discussed herein. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances or law after the date hereof. In addition, our opinion is based on the assumption that the matter, if litigated, will be properly presented to the applicable court. Furthermore, our opinion is not binding on the Internal Revenue Service or a court. Our opinion represents merely our best legal judgment on the matters presented; others may disagree with our conclusion. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated. In the event any one of the statements, representations or assumptions we have relied upon to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

We hereby consent to the filing of this letter as an exhibit to the Registration
Statement and to the reference to this firm under the heading "Legal Opinions"
in the Prospectus, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, or come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ McKee Nelson LLP

MCKEE NELSON LLP